UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2005

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2005, the Compensation Committee of Cabot Oil & Gas Corporation’s Board of Directors applied the 2004 Measurement Criteria under the Company’s Annual Target Cash Incentive Plan to the Company’s 2004 performance and approved bonus payments to the following executive officers:

Michael B. Walen, Senior Vice President, Exploration and Production

Scott C. Schroeder, Vice President and Chief Financial Officer

Thomas L. Liberatore, Vice President and Region Manager

R. Scott Butler, Vice President and Region Manager

Jeffrey W. Hutton, Vice President, Marketing

Henry C. Smyth, Vice President, Controller and Treasurer.

The Compensation Committee had previously approved the 2004 Measurement Criteria on April 28, 2004; a copy of the 2004 Measurement Criteria is being filed as Exhibit 10.1 to this Form 8-K. The Company is also filing as Exhibit 10.2 to this Form 8-K the form of Restricted Stock Award Terms and Conditions used from time to time for restricted stock awards.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	2004 Annual Target Cash Incentive Plan Measurement Criteria for Cabot Oil & Gas Corporation.

10.2	Form of Restricted Stock Awards Terms and Conditions for Cabot Oil & Gas Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Henry C. Smyth

Henry C. Smyth
Vice President, Controller and Treasurer

Date: February 15, 2005

EXHIBIT INDEX

10.1	—	2004 Annual Target Cash Incentive Plan Measurement Criteria for Cabot Oil & Gas Corporation.

10.2	—	Form of Restricted Stock Awards Terms and Conditions for Cabot Oil & Gas Corporation.